Exhibit 21

Subsidiaries of the Registrant

Imperial Nurseries, Inc. — incorporated in Delaware

Griffin Center Development I, LLC — organized in Connecticut

Griffin Center Development II, LLC — organized in Connecticut

Griffin Center Development III, LLC — organized in Connecticut

Griffin Center Development IV, LLC — organized in Connecticut

Griffin Center Development V, LLC — organized in Connecticut

Tradeport Development I, LLC — organized in Connecticut

Tradeport Development II, LLC — organized in Connecticut

Tradeport Development III, LLC — organized in Connecticut

Tradeport Development IV, LLC — organized in Connecticut

825 Prospect Hill Road, LLC — organized in Connecticut

WA II, LLC — organized in Connecticut

Riverbend Hanover Properties, LLC — organized in Pennsylvania

Riverbend Lehigh Valley Holdings I, LLC — organized in Delaware

Riverbend Lehigh Valley Holdings II, LLC— organized in Delaware

Riverbend Lehigh Valley Holdings III, LLC— organized in Delaware

Riverbend Crossings III Holdings, LLC - organized in Pennsylvania

Riverbend Bethlehem Holdings I, LLC - organized in Pennsylvania

Riverbend Bethlehem Holdings II, LLC - organized in Pennsylvania

Stratton Farms I, LLC — organized in Connecticut

Griffin Land, LLC — organized in Connecticut

River Bend Holdings, LLC — organized in Connecticut

River Bend Development CT, LLC — organized in Connecticut

Griffin Land Development MA, LLC — organized in Massachusetts

GLNCM, LLC — organized in Connecticut

RB Hoskins, LLC — organized in Connecticut